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                        AMENDMENT TO AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT

         THIS AMENDMENT TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of April 4, 2001, by and between PHILIPS INTERNATIONAL REALTY CORP., a Maryland corporation, having an office at 417 Fifth Avenue, Third Floor, New York, New York 10016 ("PIRC"), PHILIPS LAKE WORTH CORP., a New York corporation, having an office at c/o Philips International Realty Corp., 417 Fifth Avenue, Third Floor, New York, New York 10016 (individually, "Lake Worth GP" and, together with PIRC, jointly and severally, "Sellers"), and PHILIP PILEVSKY, an individual having a residence at 41 Harborview West, Lawrence, New York 11559, or his designee (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Philips International Realty, L.P. ("PIRLP") and Lake Worth GP, collectively as seller, and Purchaser, were parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of June 20, 2000 (the "Original Agreement"; which, together with this Amendment, shall be hereinafter collectively referred to as the "Agreement") pursuant to which PIRLP and Lake Worth GP agreed to sell, transfer, convey, assign and deliver all of their respective interests in Lake Worth, L.P., a New York limited partnership ("Lake Worth LP") to Purchaser; and

         WHEREAS, in accordance with the Original Agreement, on December 4, 2000, PIRLP assigned its 99.99% limited partnership interest in Lake Worth LP to PIRC; and

         WHEREAS, the Original Agreement sets forth certain requirements that must be complied with prior to the transfer by Sellers of their respective interests in Lake Worth LP to Purchaser; and

         WHEREAS, Sellers and Purchaser desire to amend the Original Agreement as set forth herein.

         NOW THEREFORE in consideration of Ten and 00/100 Dollars ($10.00), the Agreement and the mutual agreements and covenants set forth herein, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser hereby amend the Agreement as follows:

         1. All capitalized terms used and not defined or otherwise provided for herein shall have the meanings ascribed to such terms in the Agreement.
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         2. The following new Section 1.04 shall become a part of the Agreement:

            "1.04 Simultaneously herewith, Purchaser shall deposit with Pryor Cashman Sherman & Flynn LLP, as escrow agent (the "Escrow Agent"), the sum of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), which amount shall represent the down payment (the "Down Payment") on the Purchase Price. The Down Payment shall be non-refundable and shall be held by Escrow Agent in accordance with Article 12 of this Agreement."

         3. The following new Section 1.05 shall become a part of the Agreement:

            "1.05 (a) Notwithstanding anything in this Agreement to the contrary, in the event that PIRC determines at the time of the Closing hereunder that the net amount PIRC shall have available to distribute to its shareholders and unitholders (assuming that no units have been redeemed) upon the liquidation of PIRC (which amount shall include, among other items, the equity value of all of PIRC's assets (as if none of them had been distributed or sold pursuant to PIRC's Plan of Liquidation and Dissolution) and the Purchase Price) in respect of all outstanding shares of its stock and all outstanding partnership units in PIRLP (including stock options and warrants) entitled to receive such liquidating distribution, on a fully diluted basis (the "Estimated Per Share Distribution Amount"), shall be less than (or greater than) $18.25 (the "Target Per Share Distribution Amount"), then the Purchase Price payable by the Purchaser pursuant to Section 1.02 (as adjusted by Section 1.03) shall be increased (or decreased) by an amount (the "Additional Purchase Price") equal to the product of (a) 1,870,873 (which amount represents the aggregate number of operating units in PIRLP which was held by the individuals set forth on Schedule "1" annexed hereto), multiplied by (b) the difference between (i) the Target Per Share Distribution Amount and (ii) the Estimated Per Share Distribution Amount.

                  (b) Notwithstanding anything in this Agreement to the contrary, in the event that PIRC determines, immediately prior to the liquidation of PIRC, that the net amount PIRC has available to distribute to its shareholders and unitholders (assuming that no units have been redeemed) at the time of such liquidation (which amount shall include, among other items, the equity value of all of PIRC's assets (as if none of them had been distributed or sold pursuant to PIRC's Plan of Liquidation and Dissolution) and the Purchase Price) in respect of all outstanding shares of its stock and all outstanding partnership units in PIRLP (including stock options and warrants) entitled to receive such liquidating distribution, on a fully diluted basis (the "Actual Per Share Distribution Amount") is less than (or greater than) the Estimated Per Share Distribution Amount, then the Additional Purchase Price payable by the Purchaser pursuant to Section 1.05(a) above shall be further increased (or decreased) by an amount (the "Adjusted Additional Purchase Price") equal to the product of (a) 1,870,873 (which amount represents the aggregate number of operating units in PIRLP which was held by individuals set forth on Schedule "1"), multiplied by (b) the difference between (i) the Estimated Per Share Distribution Amount and (ii) the Actual Per Share Distribution Amount. The provisions of this Section

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         1.05(b) shall survive the Closing (as defined below) and the delivery of the deed by Seller to Purchaser."

         4. Article 2 is hereby replaced in its entirety with the following new
            Article 2:

            "2. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pryor Cashman Sherman & Flynn LLP. 410 Park Avenue, 10th Floor, New York, New York 10022, on or before June 1, 2001, TIME BEING OF THE ESSENCE (the "Closing Date")."

         5. The following new Article 12 shall become a part of the Agreement:

            "12.1 Escrow Agent shall hold the Down Payment for the parties hereunder in an interest-bearing account at Chase Manhattan Bank, Private Banking, 1211 Avenue of the Americas, 37th Floor, New York, New York 10036. In the event the Closing occurs pursuant to the terms of this Agreement, Escrow Agent shall release the Down Payment (together with all interest earned thereon) to Sellers, and the same shall be credited towards the Purchase Price. In the event that this transaction shall not close for any reason, then Escrow Agent shall, upon receipt of written demand by Sellers, remit the Down Payment (together with all interest earned thereon) to Sellers and, thereafter, neither party shall have any further rights or obligations hereunder except for those which are expressly stated to survive the termination of this Agreement.

            12.2 The parties hereto acknowledge that Escrow Agent is acting as escrow agent hereunder solely as an accommodation to the parties hereto. In the event any litigation should arise between the parties hereto and the Escrow Agent is joined therein as a party defendant, the Purchaser and Sellers do severally and jointly agree to indemnify and save harmless the Escrow Agent from the payment of any expenses or disbursements incurred by reason of said litigation. Escrow Agent shall not be liable to either Sellers or Purchaser in connection with its performance as Escrow Agent hereunder except in the event of Escrow Agent's gross negligence or willful default.

            12.3 Escrow Agent shall have the right (without incurring any liability to Sellers or Purchaser) to disregard any notice or instructions received from any party inconsistent or contrary to the provisions of this Agreement.

            12.4 In the event of any dispute between the parties, the Escrow Agent, at its option, may disregard all instructions received and may either (i) hold the Down Payment until the dispute is mutually resolved or Escrow Agent is otherwise instructed by a final judgment of a court of competent jurisdiction, or (ii) deposit such Down Payment into a court of competent jurisdiction (whereupon the Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit). Upon the disposition of the Down Payment in accordance with the provisions of this Agreement, the Escrow Agent shall be released and relieved of all liability and obligations hereunder.

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            12.5 It is understood and agreed that the Escrow Agent's only duties and obligations hereunder are as expressly set forth in this Agreement and no other. The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of the Escrow Agent's gross negligence or willful disregard of the provisions of this Agreement.
         The Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

            12.6 In the event the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Down Payment until the Escrow Agent shall be instructed otherwise in writing signed by both Sellers and Purchaser, or by final judgment of a court of competent jurisdiction. Escrow Agent shall in no event release the Down Payment to either party until Escrow Agent has been requested in writing by Sellers or Purchaser to release the Down Payment and has given the other party ten
         (10) days to dispute the release of the Down Payment.

            12.7 The parties acknowledges that the Escrow Agent is representing the Sellers in connection with the transaction referenced in this Agreement. The parties consent and agree that the Escrow Agent may continue to represent the Sellers in any dispute arising out of this Agreement or the documents contemplated hereby notwithstanding that the Escrow Agent shall simultaneously be acting as, or may previously have acted as, the Escrow Agent hereunder."

         6.In the event of any conflict or inconsistency between the terms and conditions of the Original Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control. Except as expressly provided in this Amendment, the Original Agreement remains in full force and effect.

         7. This Amendment shall be binding on, and shall inure to the benefit of, the heirs, legal representatives, and successors and permitted assigns of the parties hereto.

         8. This Amendment may not be changed, amended, modified, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, amendment, modification, waiver, discharge or termination is sought.


         9. This Amendment and the Agreement constitute the entire agreement and understanding between the parties hereto respecting the subject matter hereof and there are no other amendments, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as expressly set forth herein.

         10. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered all on the day and year first above written.

WITNESSES:                                 SELLERS:
---------                                  -------

                                           PHILIPS INTERNATIONAL REALTY CORP., a
                                           Maryland corporation

                                           By: /s/ Louis J. Petra
--------------------------------              ---------------------------------
Print Name:                                   Name:  Louis J. Petra
           ---------------------              Title: President

-------------------------------
Print Name:
           ---------------------
                                           PHILIPS LAKE WORTH CORP., a New York
                                           corporation

                                           By: /s/ Louis J. Petra
--------------------------------              ---------------------------------
Print Name:                                   Name:  Louis J. Petra
           ---------------------              Title: President

-------------------------------
Print Name:
           ---------------------

                                           PURCHASER:
                                           ---------

                                           /s/ Philip Pilevsky
________________________________           ______________________________
Print Name:_____________________           PHILIP PILEVSKY

________________________________
Print Name:_____________________

               As to Article 12:           ESCROW AGENT:
               ----------------            ------------

                                           Pryor Cashman Sherman & Flynn LLP

                                           /s/ Stephen Epstein
                                           _________________________________
                                           Name:  Stephen Epstein
                                           Title: Partner

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SCHEDULE "1"

                             ALLOCATION OF THE UNITS

         Individual/Entity:                                   Units Owned:
         ------------------                                   ------------

         Philip Pilevsky                                       1,540,290

         Allen Pilevsky                                           96,943

         Fred Pilevsky                                            38,090

         SL Florida LLC                                          195,550
                                                               ----------
                                            TOTAL:             1,870,873
                                                               =========